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EXHIBIT 23.1

                    WILLIAMS & WEBSTER, P.S.
                  Certified Public Accountants
                      601 West Riverside
                           Suite 1940
                Spokane, Washington   99201-0611
                         (509) 838-8111
                       FAX (509) 624-5001




            CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors
Zeolite Mining Corporation
Vancouver, British Columbia


We consent to the use of our audit report dated January 29, 2001, on the financial statements of Zeolite Mining Corporation as of December 31, 2000 and the period then ended, and the inclusion of our name under the heading "Experts" in the Form SB-2 Registration Statement filed with the Securities and Exchange Commission.


/s/ Williams & Webster P.S.

Williams & Webster, P.S.
Spokane, Washington

March 7, 2001